Westwood Holdings Group, Inc. Reports Third Quarter 2021 Results
Strong performance delivered across multiple products
Increased regular quarterly dividend and repurchased stock

Dallas, TX, October 27, 2021 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported third quarter 2021 earnings. Significant items include:
▪Improved revenues of $17.9 million vs. the second quarter's $17.5 million and $15.5 million a year ago.
▪Higher net income of $1.9 million vs. the second quarter's $1.0 million and vs. a $10.3 million net loss in last year's third quarter.
▪Our LargeCap Value, SmidCap, AllCap Value and Alternative Income strategies all beat their primary benchmarks for the quarter.
▪In peer rankings, Alternative Income and SmidCap achieved top quintile rankings, and AllCap Value achieved a top third ranking.
▪Westwood held $76.6 million in cash and short-term investments as of September 30, 2021, down $15.7 million from the second quarter after a special dividend payment of $2.50 per common share, or $20.8 million, was paid in August.
▪Stockholders' equity was $115.7 million as of September 30, 2021 and we continue to have no debt.
▪Non-GAAP economic earnings of $3.7 million compared favorably with the second quarter's $2.8 million and a loss of $1.7 million a year ago.
▪We declared a cash dividend of $0.15 per common share, payable on January 3, 2022 to stockholders of record on December 3, 2021.
Brian Casey, Westwood’s President and CEO, commented, "This was a quarter in which we made progress across a variety of fronts. We successfully deployed the terrific mandates won by our institutional team earlier in the year and our solid performance story continued to unfold as US Value and Multi-Asset turned in good performances versus benchmarks and peer universes. As the quarter drew to a close, we launched two new mutual funds and rolled out a new client portal to provide our Wealth clients with world-class access to their investments. I’m pleased to report that our financial performance also reflected the improving business environment and, after a special dividend of $2.50 per share was paid in August, the board decided to increase our regular quarterly dividend to $0.15 per share. That action, together with our stock repurchase program, underscore our commitment to protect and enhance shareowner value while continuing to invest in our people, products and processes to generate healthy organic growth for Westwood in the months and years ahead."
Revenues were comparable to the second quarter and higher than last year's third quarter reflecting higher average assets under management ("AUM"), partially offset by lower performance fees.
AUM of $13.8 billion decreased from $14.4 billion at June 30, 2021, primarily due to net outflows and market depreciation.

Third quarter net income of $1.9 million exceeded the second quarter's $1.0 million due to the combination of somewhat higher revenues and lower operating expenses. Diluted earnings per share ("EPS") of $0.24 compared with $0.12 for the second quarter. Non-GAAP economic earnings of $3.7 million, or $0.47 per share, compared with economic earnings of $2.8 million, or $0.35 per share, in the second quarter.
Third quarter net income of $1.9 million compared favorably with last year's third quarter net loss of $10.3 million primarily due to higher revenues on higher average AUM and several non-recurring items impacting the prior third quarter. Diluted EPS of $0.24 compared with a loss of $1.31 per share for last year's third quarter. Non-GAAP economic earnings were $3.7 million, or $0.47 per share, compared with economic losses of $1.7 million, or $0.22 per share, for the third quarter of 2020.
Economic earnings (loss) and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss third quarter 2021 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (U.S. and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through November 3, 2021 by dialing 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) and entering the passcode 2546858.
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group, Inc. is an investment management boutique and wealth management firm. Westwood offers high-conviction equity and outcome-oriented solutions to institutional investors, private wealth clients and financial intermediaries. The firm specializes in the following distinct investment capabilities: U.S. Value Equity, Multi-Asset, and Liquid Alternatives, available through separate accounts, the Westwood Funds® family of mutual funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Houston.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation:
the composition and market value of our AUM; our ability to maintain our fee structure in light of competitive fee pressures; our stockholder rights agreement may make it more difficult for others to obtain control over us, even if it would be beneficial to our stockholders; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; in addition to our stockholder rights agreement, our organizational documents contain provisions that may prevent or deter another group from paying a premium over the market price to our stockholders to acquire our stock; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; our relationships with investment consulting firms; the impact of the COVID-19 pandemic; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2020 and its quarterly report on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
REVENUES:
Advisory fees:
Asset-based	$12,011	$11,385	$8,847
Performance-based	—	—	713
Trust fees	5,952	6,216	5,787
Trust performance-based fees	—	—	37
Other, net	(103)	(117)	70
Total revenues	17,860	17,484	15,454
EXPENSES:
Employee compensation and benefits	10,268	10,237	9,515
Sales and marketing	292	370	215
Westwood mutual funds	814	368	421
Information technology	1,937	2,261	2,158
Professional services	726	1,428	1,033
General and administrative	1,779	2,042	2,333
Impairment expense	—	—	3,403
Loss on foreign currency transactions	—	—	419
Total expenses	15,816	16,706	19,497
Net operating income (loss)	2,044	778	(4,043)
Realized gains on private investments	—	46	—
Net change in unrealized appreciation (depreciation) on private investments	(13)	215	(73)
Investment income	131	235	(43)
Other income	198	142	34
Foreign currency translation adjustments to net income (loss) upon liquidation of a foreign subsidiary	—	—	(4,193)
Income (loss) before income taxes	2,360	1,416	(8,318)
Income tax expense	481	446	1,971
Net income (loss)	$1,879	$970	$(10,289)
Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	621
Reclassification of cumulative foreign currency translation adjustments to net income upon liquidation of a foreign subsidiary	—	—	4,193
Total comprehensive income (loss)	$1,879	$970	$(5,475)

Earnings (loss) per share:
Basic	$0.24	$0.12	$(1.31)
Diluted	$0.24	$0.12	$(1.31)

Weighted average shares outstanding:
Basic	7,887,259	7,884,774	7,829,478
Diluted	7,956,081	7,928,106	7,829,478

Economic Earnings (Loss)	$3,706	$2,810	$(1,711)
Economic EPS	$0.47	$0.35	$(0.22)

Dividends declared per share	$2.60	$0.10	$0.00

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
REVENUES:
Advisory fees:
Asset-based	$33,846	$29,277
Performance-based	1,959	1,408
Trust fees	18,233	17,395
Trust performance-based fees	—	77
Other, net	(375)	(159)
Total revenues	53,663	47,998
EXPENSES:
Employee compensation and benefits	32,053	32,970
Sales and marketing	892	946
Westwood mutual funds	1,573	1,370
Information technology	6,190	6,219
Professional services	3,471	3,217
General and administrative	5,893	6,830
Impairment expense	—	3,403
Gain on foreign currency transactions	—	(1,196)
Total expenses	50,072	53,759
Net operating income (loss)	3,591	(5,761)
Realized gains on private investments	8,371	—
Net change in unrealized appreciation (depreciation) on private investments	(2,124)	(909)
Investment income	562	625
Other income	390	102
Foreign currency translation adjustments to net income (loss) upon liquidation of a foreign subsidiary	—	(4,193)
Income (loss) before income taxes	10,790	(10,136)
Income tax expense	3,840	1,626
Net income (loss)	$6,950	$(11,762)
Other comprehensive income (loss):
Foreign currency translation adjustments	—	(1,250)
Reclassification of cumulative foreign currency translation adjustments to net income (loss) upon liquidation of a foreign subsidiary	—	4,193
Total comprehensive income (loss)	$6,950	$(8,819)

Earnings (loss) per share:
Basic	$0.88	$(1.46)
Diluted	$0.88	$(1.46)

Weighted average shares outstanding:
Basic	7,886,359	8,040,417
Diluted	7,933,860	8,040,417

Economic Earnings	$12,804	$2,713
Economic EPS	$1.61	$0.34

Dividends declared per share	$2.70	$0.43

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$18,461	$13,016
Accounts receivable	9,785	9,450
Investments, at fair value	58,094	69,542
Prepaid income taxes	79	1,700
Other current assets	2,451	2,606
Total current assets	88,870	96,314
Investments	4,455	8,154
Noncurrent investments at fair value	4,185	3,527
Goodwill	16,401	16,401
Deferred income taxes	991	1,468
Operating lease right-of-use assets	5,180	6,103
Intangible assets, net	12,317	13,535
Property and equipment, net of accumulated depreciation of $8,456 and $8,056	2,229	3,186
Other long-term assets	634	464
Total long-term assets	46,392	52,838
Total assets	$135,262	$149,152
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,775	$1,627
Dividends payable	1,333	810
Compensation and benefits payable	6,991	7,448
Operating lease liabilities	1,410	1,718
Accrued stock repurchases	36	—
Income taxes payable	752	191
Total current liabilities	13,297	11,794
Accrued dividends	1,148	526
Noncurrent operating lease liabilities	5,089	6,121
Total long-term liabilities	6,237	6,647
Total liabilities	19,534	18,441
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 10,658,681 and outstanding 8,296,864 shares at September 30, 2021; issued 10,500,549 and outstanding 8,326,948 shares at December 31, 2020	108	105
Additional paid-in capital	193,901	210,268
Treasury stock, at cost - 2,361,817 shares at September 30, 2021; 2,173,559 shares at December 31, 2020	(81,050)	(77,967)
Retained earnings (accumulated deficit)	2,769	(1,695)
Total stockholders’ equity	115,728	130,711
Total liabilities and stockholders’ equity	$135,262	$149,152

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,950	$(11,762)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	571	697
Amortization of intangible assets	1,218	1,293
Net change in unrealized (appreciation) depreciation on investments	2,425	1,132
Realized gains on private investments	(8,371)	—
Stock-based compensation expense	4,459	5,409
Deferred income taxes	477	(191)
Non-cash lease expense	923	1,253
Gain on asset disposition	(148)	—
Impairment of goodwill	—	3,403
Currency translation adjustment reclassification	—	4,193
Changes in operating assets and liabilities:
Net (purchases) sales of trading securities	11,191	(11,891)
Accounts receivable	(335)	3,634
Other current assets	(15)	246
Accounts payable and accrued liabilities	1,149	(47)
Compensation and benefits payable	(430)	(3,769)
Income taxes payable	2,191	492
Other liabilities	(1,195)	(1,174)
Net cash (used in) provided by operating activities	21,060	(7,082)
CASH FLOWS FROM INVESTING ACTIVITIES:
Sale of investments	9,258	—
Sale of property and equipment	501	—
Purchases of property and equipment	(114)	(92)
Purchases of investments	(15)	—
Net cash provided by (used in) investing activities	9,630	(92)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(2,164)	(12,952)
Purchases of treasury stock for employee stock plans	—	(697)
Restricted stock returned for payment of taxes	(884)	(1,120)
Cash dividends	(22,125)	(11,043)
Net cash used in financing activities	(25,173)	(25,812)
Effect of currency rate changes on cash	(72)	(1,187)
NET CHANGE IN CASH AND CASH EQUIVALENTS	5,445	(34,173)
Cash and cash equivalents, beginning of period	13,016	49,766
Cash and cash equivalents, end of period	$18,461	$15,593
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$506	$1,294
Accrued dividends	$2,481	$1,448
Accrued purchases of treasury stock	$36	$—

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Economic Earnings (Loss)
(in thousands, except per share and share amounts)
(unaudited)

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings (Loss) and Economic EPS. We provide these measures in addition to, not as a substitute for, net income (loss) and earnings (loss) per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings (Loss) and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income (loss) or earnings (loss) per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings (Loss) as net income (loss) plus non-cash equity-based compensation expense, impairment expense, amortization of intangible assets, currency translation adjustment reclassification and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings (Loss) because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings (Loss) for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings (Loss) divided by diluted weighted average shares outstanding.

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Net income (loss)	$1,879	$970	$(10,289)
Add: Stock-based compensation expense	1,362	1,375	488
Add: Impairment expense	—	—	3,403
Add: Intangible amortization	406	406	435
Add: Currency translation adjustment reclassification	—	—	4,193
Add: Tax benefit from goodwill amortization	59	59	59
Economic Earnings (Loss)	$3,706	$2,810	$(1,711)

Diluted weighted average shares	7,956,081	7,928,106	7,829,478
Economic EPS	$0.47	$0.35	$(0.22)

		Nine Months Ended
		September 30, 2021	September 30, 2020
Net income (loss)		$6,950	$(11,762)
Add: Stock-based compensation expense		4,459	5,409
Add: Impairment expense		—	3,403
Add: Intangible amortization		1,218	1,293
Add: Currency translation adjustment reclassification		—	4,193
Add: Tax benefit from goodwill amortization		177	177
Economic Earnings		$12,804	$2,713

Diluted weighted average shares		7,933,860	8,040,417
Economic EPS		$1.61	$0.34